U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report

September 14, 2007

Commission File No. 0-32893

Cal Bay International, Inc.

(Exact name of small business issuer as specified in its charter)

NEVADA     26-0021800

(State or other jurisdiction of   (IRS Employer Identification No.)

incorporation  or  organization)

6965 El Camino Real, Suite 150, Carlsbad, CA 92009

(Address of principal executive offices)

(760)-930-0100

 (Issuer's telephone number)

Palomar Airport Road, Suite 100, Carlsbad, CA 92011

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

(17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

(17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 240.13e-4(c)

Item 2.01 Completion of Acquisition or Disposition of Assets

On Thursday September 11, 2007 Cal-Bay International, INC. has been acquired by Lenox Corp LTD, a Georgia Corporation specializing in Real Estate Development, Management, Marketing, and Investment. This deal was authorized by Syed Hasan Rizvi President, CEO, Director, and 89.7% majority shareholder in Cal-Bay International, INC.

Cal-Bay International, INC's asset's were sold to Lenox Corp LTD along with all names, trademarks, phone numbers, logos, and trade names in consideration for "Ten Dollars" ($10). Thus this completion of the asset sale allows Lenox Corp LTD, to file for name change and issuance new stock. The current existing shares of Cal-Bay International, INC are to expire Monday October 1st, 2007. This hereby transfers all tangible and intangible asset's of Cal-Bay International, INC as indicated in the Acquisition Agreement excluding liabilities owed by Cal-Bay International, INC.

Lenox Corp LTD, is in the process of applying for a new CUSIP Identification number for its 100,000,000 Authorized Shares and will seek to obtain a new SEC CIK Number and new NASDAQ Ticker Symbol "LNOX" by October 1st, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cal Bay International, Inc.

(Registrant)

Date: September 14, 2007

By: /s/ Syed Hasan Rizvi

Syed Hasan Rizvi,

DIRECTOR